OHR Pharmaceutical, Inc. 8-K

Exhibit 16.1

Russell E. Anderson, CPA
Russ Bradshaw, CPA
William R. Denney, CPA
Sandra Chen, CPA

5296 S  Commerce Drive
Suite  300
Salt Lake City, Utah
84107-5370
USA
(T) 801.281.4700
(F) 801.281.4701

Suite A, 5/F
Max Share Center
373 Kings Road
North Point
Hong Kong
(T)852.21.555.333
  (F)852.21.165.222

abcpas.net

    Exhibit 16.1 Letter on change of certifying accountant

October 25, 2012

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Anderson Bradshaw,PLLC was previously principal accountant for  OHR Pharmaceutical, Inc. We have read the Company's statements included under Item 4.01 of its Form 8-K dated on or about October 25, 2012, and agree with such statements.

    Sincerely,

    Russell E. Anderson
    Anderson Bradshaw PLLC